As filed with the Securities and Exchange Commission on December 29, 1994

                                               Registration No. ________________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                         THE PROGRESSIVE CORPORATION
            (Exact name of registrant as specified in its charter)

                OHIO                                    34-0963169
   (State or other jurisdiction of      (I.R.S. Employer Identification Number)
    incorporation or organization)


            6300 Wilson Mills Road, Mayfield Village, Ohio  44143
            (Address of Principal Executive Offices)      (Zip Code)



       THE PROGRESSIVE CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN
                           (Full title of the plan)

                        David M. Schneider, Secretary
                         The Progressive Corporation
                            6300 Wilson Mills Road
                        Mayfield Village, Ohio  44143
                   (Name and address of agent for service)

                                (216) 461-5000
        (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________________

                                           Proposed maximum       Proposed maximum
 Title of Securities    Amount to be       offering price per     aggregate offering     Amount of
 to be registered(1)    registered(2)      share(3)               price(3)               registration fee
____________________________________________________________________________________________________________
 Common Shares,         300,000            $35.875                $10,762,500            $3,711.23
 $1 par value
____________________________________________________________________________________________________________

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(3) The registration fee has been calculated pursuant to Rules 457(c) and (h) based on the average of the high and low prices of such Common Shares reported on the New York Stock Exchange on December 27, 1994.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
- -------  ----------------------------------------

   The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant and The Progressive Corporation Executive Deferred Compensation Plan ("Plan") are incorporated into this Registration Statement by reference:

 (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as filed with the Commission on March 29, 1994 (File No. 1-9518);

 (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the report referred to in (1) above; and

 (3) The description of the Common Shares contained in the Registrant's Registration Statement filed on Form 10 under the 1934 Act on file with the Commission and any amendment or report filed for the purpose of updating such description.

   All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.



Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
- -------   ------------------------------------------

   Article VI of the Code of Regulations of the Registrant provides for indemnification of any director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against any expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any action, suit or proceeding, criminal or civil, to which he was, is or may be a party by reason of his status as such director, officer or employee.

   A director, officer or employee is only entitled to indemnification if a determination is made (i) by the directors of the Registrant acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present, or (ii) by the shareholders of the Registrant at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Registrant on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal, that such director, officer or employee (a) was not and has not been adjudicated to have been negligent or guilty of misconduct in the performance of his duty to the Registrant, (b) acted in good faith and in a manner he reasonably believed to be in the best interest of the Registrant and (c) in any matter the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his conduct was unlawful.

   The expenses of each director, officer or employee incurred in defending any such action, suit or proceeding may be paid by the Registrant as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors, upon receipt of an undertaking by the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant.

   Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation's Articles of Incorporation or Code of Regulations, a corporation shall pay a director's expenses, including attorneys' fees, incurred in defending an action, suit or proceeding brought against him in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation; provided the director delivers to the corporation an undertaking to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

   Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him in any such capacity, whether or not the corporation would have power to indemnify him under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

   The Registrant maintains directors and officers liability insurance in the amount of $20,000,000 pursuant to a policy issued by a wholly-owned subsidiary of the Registrant. The risks covered by such policy include certain liabilities under the securities laws.

Item 8.  EXHIBITS.
- -------  ---------

 4(a)  The Progressive Corporation Executive Deferred Compensation Plan

 4(b) Trust Agreement dated December 28, 1994 between The Progressive Corporation and NBD Bank, N.A., as Trustee

 4(c)  Form of Deferral Agreement to be executed by Plan participants

 4(d) Amended Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, as filed with the Securities and Exchange Commission on April 23, 1993; see Exhibit 3 therein)

 4(e) Code of Regulations of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991, as filed with the Securities and Exchange Commission on May 6, 1991; see Exhibit 3(B) therein)

 5     Opinion of Baker & Hostetler

23(a)  Consent of Coopers & Lybrand, Independent Accountants

23(b)  Consent of Baker & Hostetler (included in Exhibit 5)

24(a)  Powers of Attorney

24(b) Resolutions of the Board of Directors of the Registrant as to Power of Attorney, certified by Secretary of the Registrant

28 Schedule P to 1993 Annual Statements of Registrant's subsidiaries, as furnished to State Insurance Regulatory Authorities (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as filed with the Securities and Exchange Commission on March 29, 1994; see Exhibit 28 therein)

Item 9.  UNDERTAKINGS.
- -------  -------------

   A.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on December 28, 1994.

                                THE PROGRESSIVE CORPORATION


                                By   /s/ David M. Schneider
                                   ---------------------------------
                                  David M. Schneider, Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

    Signature                                       Title
    ---------                                       -----
    Peter B. Lewis*         Chairman of the Board, President and Director (Principal
- --------------------------  Executive Officer of Registrant)
    Peter B. Lewis


    Charles B. Chokel*      Principal Financial Officer
- --------------------------
    Charles B. Chokel


    Jeffrey W. Basch*       Principal Accounting Officer
- --------------------------
    Jeffrey W. Basch


    Milton N. Allen*        Director
- --------------------------
    Milton N. Allen


    B. Charles Ames*        Director
- --------------------------
    B. Charles Ames

    Stephen R. Hardis*      Director
- --------------------------
    Stephen R. Hardis


    Norman S. Matthews*     Director
- --------------------------
    Norman S. Matthews


    Donald B. Shackelford*  Director
- --------------------------
    Donald B. Shackelford


    Paul B. Sigler*         Director
- --------------------------
    Paul B. Sigler





Dated: December 28, 1994

    * David M. Schneider, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Registration Statement.


       /s/ David M. Schneider
       ---------------------------
       David M. Schneider
       Attorney-in-fact

Dated: December 28, 1994

   THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the undersigned Plan administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio on December 28, 1994.


                       Executive Compensation Committee of
                       the Board of Directors of The Progressive
                       Corporation, as Administrator of
                       The Progressive Corporation
                       Executive Deferred Compensation Plan


                       By:      /s/ Milton N. Allen
                                --------------------------------------
                                Milton N. Allen


                       By:      /s/ Norman S. Matthews
                                --------------------------------------
                                Norman S. Matthews


                       By:      /s/ Donald B. Shackelford
                                --------------------------------------
                                Donald B. Shackelford

                                EXHIBIT INDEX
                                -------------

                                                                   Page Number
                                                                   -----------
 4(a)      The Progressive Corporation Executive
           Deferred Compensation Plan

 4(b)      Trust Agreement dated December 28,
           1994 between The Progressive Corporation and NBD Bank, N.A., as Trustee

 4(c) Form of Deferral Agreement to be executed by Plan Participants

 4(d)      Amended Articles of Incorporation of the
           Registrant (incorporated by reference to the Registrant's Quarterly Report on Form
           10-Q for the quarter ended March 31,
           1993, as filed with the Securities and
           Exchange Commission on April 23, 1993;
           see Exhibit 3 therein)

 4(e)      Code of Regulations of the Registrant
           (incorporated by reference to the
           Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991, as filed with the Securities and Exchange
           Commission on May 6, 1991; see Exhibit
           3(B) therein)

    5      Opinion of Baker & Hostetler

23(a)      Consent of Coopers & Lybrand, Independent
           Accountants

23(b)      Consent of Baker & Hostetler (included in
           Exhibit 5)

24(a)      Powers of Attorney

24(b) Resolutions of Board of Directors of the Registrant as to Power of Attorney, certified by Secretary of the Registrant

   28      Schedule P to 1993 Annual Statements of
           the Registrant's Subsidiaries, as
           Furnished to State Insurance Regulatory
           Authorities (incorporated by reference to the Registrant's Annual Report on Form
           10-K for the fiscal year ended December
           31, 1993, as filed with the Securities
           and Exchange Commission on March 29,
           1994; see Exhibit 28 therein)

                                                                   ============